DISCOVERY GENOMICS, INC.


                              TECHNE CORPORATION



                             INVESTMENT AGREEMENT

                                August 2, 2001



                                 TABLE OF CONTENTS

                                                                        Page

1.    Definitions                                                          1
      1.1  Specific Definitions                                            1
      1.2  Definitional Provisions                                         4

2.    Purchase and Sale of Stock                                           4
      2.1  Sale and Purchase of Shares; Grant of Warrants                  4
      2.2  Closing                                                         4

3.    Representations and Warranties by Company                            5
      3.1  Organization, Standing, etc                                     5
      3.2  Qualification                                                   5
      3.3  Capital Stock                                                   5
      3.4  Financial Statements; Absence of Changes                        6
      3.5  Title to Properties and Encumbrances                            7
      3.6  Litigation; Governmental Proceedings                            7
      3.7  Compliance with Applicable Laws and Other Instruments           7
      3.8  Preferred Shares, Warrants, Conversion Stock and Warrant Stock  7
      3.9  Securities Laws                                                 8
      3.10 Patents and Other Intangible Rights                             8
      3.11 Outstanding Debt                                                8
      3.12 Corporate Acts and Proceedings                                  8
      3.13 No Brokers or Finders                                           9
      3.14 Conflicts of Interest                                           9
      3.15 Licenses                                                        9
      3.16 Registration Rights                                             9
      3.17 Retirement Plans                                                9
      3.18 Application of Proceeds                                         9
      3.19 Disclosure                                                      9

4.    Representations and Warranties of Investors                         10
      4.1  Investment Intent                                              10
      4.2  Location of Principal Office/Residence and Qualification as
           Accredited Investor                                            10
      4.3  Acts and Proceedings                                           10
      4.4  No Brokers or Finders                                          10
      4.5  Disclosure of Information                                      10
      4.6  Investment Experience                                          11
      4.7  Restricted Securities                                          11
      4.8  Further Limitations on Disposition                             11
      4.9  Legends                                                        11

5.    Conditions of Investors' Obligation                                 11
      5.1  Representations and Warranties                                 11
      5.2  Compliance with Agreement                                      12
      5.3  Certificate of Officers                                        12
      5.4  Opinion of Company's Counsel                                   12
      5.5  Qualification Under State Securities Laws                      14
      5.7  Co-Sale Agreement                                              14
      5.8  Research and License Agreement                                 14
      5.9  Employment and Consulting Agreements                           14

6.    Affirmative Covenants                                               14
      6.1  Corporate Existence                                            14
      6.2  Books of Account and Reserves                                  15
      6.3  Furnishing of Financial Statements and Information             15
      6.4  Inspection                                                     16
      6.5  Preparation and Approval of Budgets                            17
      6.6  Payment of Taxes and Maintenance of Properties                 17
      6.7  Insurance                                                      17
      6.8  Directors' and Stockholders' Meetings                          17
      6.9  Replacement of Certificates                                    18
      6.10 Application of Proceeds                                        18
      6.11 Patents and Other Intangible Rights                            18
      6.12 Proprietary Information and Invention Agreements               19
      6.13 Rights to Purchase Additional Securities                       19
      6.14 Waivers of Affirmative Covenants                               19

7.    Negative Covenants                                                  19
      7.2  Other Restrictions                                             20
      7.3  Waivers of Negative Covenants                                  20

8.    Registration Rights                                                 20
      8.1  Required Registration                                          20
      8.2  Incidental Registration                                        21
      8.3  Registration Procedures                                        22
      8.4  Expenses                                                       23
      8.5  Indemnification                                                23
      8.6  Transfer; Termination and Grant of Additional Registration
           Rights                                                         25

9.    Miscellaneous                                                       25
      9.1  Operating Assistance                                           25
      9.2  Termination of Certain Covenants                               26
      9.3  Changes, Waivers, etc                                          26
      9.4  Payment of Fees and Expenses                                   26
      9.5  Notice                                                         26
      9.6  Survival of Representations and Warranties, etc                26
      9.7  Parties in Interest                                            26
      9.8  Headings                                                       27
      9.9  Arbitration                                                    27
      9.10 Choice of Law                                                  27
      9.11 Counterparts                                                   27

Exhibits

Exhibit 1A - Articles of Incorporation
Exhibit 1B - Bylaws
Exhibit 1C - Statement of Designation
Exhibit 2 - Form of Warrant
Exhibit 3 - Exceptions to the Company's Representations and Warranties
Exhibit 4A - Employment Agreement
Exhibit 4B - Consulting Agreements
Exhibit 5 - Co-Sale Agreement
Exhibit 6 - Research and License Agreement

Schedules

Schedule A - Terms of Operating Assistance




                                  INVESTMENT AGREEMENT

     THIS INVESTMENT AGREEMENT is made and entered into as of the 2nd day of August, 2001, by and between Discovery Genomics, Inc., a Minnesota corporation and Techne Corporation, a Minnesota corporation ("Techne"), and Roger Lucas.

1.  Definitions.

    1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

         "Additional Shares of Common Stock" shall mean all shares of Common Stock of the Company issued by the Company on or after the Closing Date, except the Conversion Stock.

         "Articles of Incorporation" shall mean the Company's Articles of Incorporation, including the Statement of Designation, in effect as of the date hereof.

         "Bylaws" shall mean the Company's Bylaws in effect as of the date hereof.

         "Closing" is defined in Section 2.2.

         "Closing Date" is defined in Section 2.2.

         "Commission" shall mean the U.S. Securities and Exchange Commission.

         "Common Stock" shall mean the Company's authorized common stock, par value $0.01 per share, any additional common shares which may be authorized in the future by the Company, and any stock into which such common shares may hereafter be changed, and shall also include stock of the Company of any other class which is not preferred as to dividends or as to distributions of assets on liquidation, dissolution or winding up of the Company over any other class of stock of the Company, and which is not subject to redemption.

         "Company" shall mean Discovery Genomics, Inc., a Minnesota corporation.

         "Conversion Price" shall mean such price at which the Preferred Shares are convertible into Common Stock pursuant to Section 11 hereof and the Statement of Designation.

         "Conversion Stock" shall mean the shares of Common Stock issuable upon conversion of the Preferred Shares and all securities issued in exchange or substitution therefore.

         "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

         "Co-Sale Agreement" shall mean the Co-Sale Agreement, substantially in the form attached as Exhibit 5 hereto, dated of even date herewith, by and between the Company, the Investors, Hackett, Ekker, McIvor and Largaespada.

         "Ekker" shall mean Stephen C. Ekker.

         "GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.

         "Hackett" shall mean Perry B. Hackett.

         "Indebtedness for Borrowed Money" shall include only indebtedness of the Company and its Subsidiaries incurred as the result of a direct borrowing of money and shall not include any other indebtedness including, but not limited to, indebtedness incurred with respect to trade accounts.

         "Investors" shall mean Techne and Lucas, collectively.

         "Largaespada" shall mean David A. Largaespada.

         "Lucas" shall mean Roger Lucas.

         "McIvor" shall mean R. Scott McIvor.

         "Permitted Liens" shall mean (a) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; and (b) liens in respect of pledges or deposits under worker's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's, landlord's and statutory and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith, and (c) liens and encumbrances incidental to the conduct of the business of the Company or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

         "Preferred Shares" is defined in Section 2.1.

         "Public Offering" shall mean a firm underwritten public offering of the Company's Common Stock pursuant to a registration filed under the Securities Act and through NASD member firms.

         "Purchased Stock" shall mean the Preferred Shares, the Conversion Stock, the Warrant Stock and the stock or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, any of the foregoing securities, or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets.

         "Qualified Public Offering" shall mean a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Company), in which the public offering price per share of Common Stock is at least $10.00 (appropriately adjusted to reflect splits or reverse splits of the Common Stock and dividends or distributions of additional shares of Common Stock made with respect to the Common Stock after the date hereof) and the aggregate public offering price of the securities sold for cash by the Corporation in the offering is at least $30 million.

         "Registrable Shares" are defined in Section 8.1.

         "Research and License Agreement" shall mean the Research and License Agreement, substantially in the form attached hereto as Exhibit 6, dated of even date herewith, by and between the Company and R&D Systems.

         "R&D Systems" shall mean Research & Diagnostic Systems, Inc., a subsidiary of the Techne.

         "Securities" shall mean the Preferred Shares, Warrants, Conversion Stock and Warrant Stock.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Senior Indebtedness" shall mean (a) the principal of all Indebtedness for Borrowed Money of the Company and its Subsidiaries to banks, insurance companies or other financial institutions, (b) the present value of net minimum lease payments of all leases under which the Company or any of its Subsidiaries is the lessee and which are required to be capitalized under generally accepted accounting principles, (c) the principal of all indebtedness of the Company or any of its Subsidiaries under installment purchase agreements, and (d) the principal of all indebtedness of the Company or any of its Subsidiaries to the owners of any real property leased by the Company for leasehold improvements financed by such owners.

         "Series A Preferred Stock" shall mean the Company's authorized Series A Preferred Stock, par value $0.01 per share, and any stock into which such preferred shares may hereafter be changed.

         "Statement of Designation" shall mean the Series A Preferred Stock Statement of Designation attached hereto at Exhibit 1C.

         "Subsidiary" shall mean any corporation, association or other business entity more than a majority (by number of votes) of the voting stock of which is owned or controlled, directly or indirectly, by the Company or by one or more of its Subsidiaries or both.

         "Transaction Agreements" shall mean this Agreement, the Research and License Agreement and the Co-Sale Agreement.

         "Warrants" are defined in Section 2.1.

         "Warrant Stock" shall mean the shares of Series A Preferred Stock issuable upon exercise of the Warrants and all shares of Series A Preferred Stock or Common Stock issued in exchange or substitution therefor.

    1.2  Definitional Provisions.

         (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

         (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.

         (c) References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to a "Section" or "paragraph" are, unless otherwise specified, to one of the Sections or paragraphs of this Agreement.

         (d) All accounting terms defined below shall, except as otherwise expressly provided, be determined by reference to the Company's books of account and in conformity with generally accepted accounting principles as applied to such books of account in the opinion of the independent certified public accountants selected by the Board of Directors of the Company as required under the provisions of Section 6.3(b) hereof.

         (e) The term "person" includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

         (f) Terms not defined in this Section 1 shall have the meanings set forth herein for such terms.

2.  Purchase and Sale of Stock.

    2.1 Sale and Purchase of Shares; Grant of Warrants. Subject to and in accordance with the terms and conditions hereof, (i) the Company agrees to sell to the Techne, and the Techne agrees to purchase from the Company, 1,500,000 shares of Series A Preferred Stock at $2.00 per share, and (ii) the Company agrees to sell to Lucas, and Lucas agrees to purchase from the Company, 100,000 shares of Series A Preferred Stock at $2.00 per share. The term "Preferred Shares" as used herein shall mean the 1,600,000 shares of Series A Preferred Stock purchased in accordance with this Agreement and all shares of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on, such Preferred Shares or in exchange, conversion or substitution therefor. Furthermore, the Company agrees to issue to Techne and Lucas Warrants to purchase 1,500,000 and 100,000 shares of Series A Preferred Stock, respectively, pursuant to and in accordance with the terms of this Agreement, in the form attached hereto as Exhibit 2. The term "Warrants" as used herein shall mean the warrants so issued.

    2.2 Closing. The closing of the sale to, and purchase by, the Investors of the Preferred Shares (the "Closing") and the issuance of the Warrants shall occur at the offices of the Techne, at 10:00 A.M., Minneapolis time, on August 2, 2001 or on such other day or at such other time or place as the Investors and the Company shall agree upon (the "Closing Date").

    At the Closing, the Company will deliver to the Investors certificates representing the Preferred Shares being purchased by the Investors and the Warrants to be granted to the Investors, registered in their respective names, against delivery to the Company of checks or wire transfers in the aggregate amount of $3,200,000 in payment of the total purchase price of the Preferred Shares being purchased by the Investors, of which $3,000,000 shall be tendered by Techne and $200,000 shall be tendered by Lucas.

3. Representations and Warranties by Company. Except as disclosed in Exhibit 3 hereto (specifying the Section or Sections making reference to certain disclosures), the Company represents and warrants to the Investors that:

    3.1 Organization, Standing, etc. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. The Company has the requisite corporate power and authority to issue the Preferred Shares, the Warrants, the Conversion Stock and the Warrant Stock, and to otherwise perform its obligations under the Transaction Agreements. The certified copies of the Articles of Incorporation, Bylaws and Statement of Designation of the Company, attached hereto as Exhibits 1A, 1B and 1C, respectively, are true and complete copies of the duly authorized Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement. The Company does not have any direct or indirect equity interest in any other firm, corporation, partnership, joint venture association or other business organization except as set forth in Exhibit 3 hereto. If the Company has any Subsidiary, the representations and warranties set forth in this
Section 3 are being hereby restated with respect to such Subsidiary.

    3.2 Qualification. The Company is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business.

    3.3 Capital Stock. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock (of which 2,293,300 shares are issued and outstanding as of the date hereof) and 3,200,000 shares of Series A Preferred Stock (of which no shares are issued and outstanding as of the date hereof) and 21,800,000 undesignated shares. The rights and preferences of the Company's Common Stock and Series A Preferred Stock are as provided in the Company's Articles of Incorporation. All of the Company's outstanding shares of capital stock were duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, Convertible Securities or other agreements or arrangements of any character or nature whatever, except as disclosed in Exhibit 3 hereto or as contemplated by this Agreement, under which the Company is or may be obligated to issue capital stock or other securities of any kind representing an ownership interest or contingent ownership interest in the Company. Except as otherwise disclosed in Exhibit
3 hereto, neither the offer nor the issuance or sale of the Securities, constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase securities from the Company which has not been irrevocably waived, in writing, a copy of which waiver has been delivered to the Investors; provided, however, that nothing in this Section 3 shall affect, alter or diminish any right granted to the Investors in this Agreement. All outstanding securities of the Company have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws.

    3.4 Financial Statements; Absence of Changes. The Company has delivered to the Investors an unaudited balance sheet as at June 30, 2001 and a statement of operations for the six-month period ended June 30, 2001. Such financial statements and notes thereto fairly present the financial condition and the results of operations of the Company, all in accordance with GAAP. Such financial statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and during the periods, indicated therein. The Company has no liabilities except for liabilities reflected or reserved against in the balance sheets of such financial statements and current liabilities incurred in the ordinary course of business since the respective dates thereof. Since June 30, 2001 (the date of the latest financial statements) there has not been:

    (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in such financial statements;

    (b) any damage, destruction or loss, whether or not covered by insurance, affecting the assets, properties, financial condition, operating results, prospects or business of the Company as such business is presently conducted;

    (c) any waiver by the Company of a valuable right or of a debt owed to it;

    (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company;

    (e) any change or amendment to a contract or arrangement by which the Company or any of its assets or properties are bound or subject;

    (f) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company;

    (g) any resignation or termination of employment of any key officer or key employee of the Company, and the Company is not aware of any impending resignation or termination of employment of any such officer or key employee;

    (h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable;

    (i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families;

    (j) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

    (k) any event or condition of any character that might adversely affect the assets, properties, financial condition, operating results or business of the Company as such business is presently conducted.

    3.5 Title to Properties and Encumbrances. The Company has good and marketable title to all its owned properties and assets, and the properties and assets used in the conduct of its business, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) those which are shown and described in the financial statements delivered to the Investors or the notes thereto and
(b) Permitted Liens.

    3.6 Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, its properties, assets or business, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

    3.7 Compliance with Applicable Laws and Other Instruments. The business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a material adverse impact on the Company. Neither the execution nor delivery of, nor the performance of or compliance with, the Transaction Agreements nor the consummation of the transactions contemplated hereby will conflict with, or, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any material agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Company's Articles of Incorporation or Bylaws. The Company is not in violation of its Articles of Incorporation or its Bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, material agreement, instrument, commitment or arrangement in any material respect. There are no consents required to consummate the transactions contemplated hereby, which have not been obtained, under any lien, indenture, mortgage, lease, material agreement, instrument, commitment or arrangement to which the Company is a party.

    3.8 Preferred Shares, Warrants, Conversion Stock and Warrant Stock. The Preferred Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, free and clear of all pledges, liens and encumbrances. The Warrants, when issued and delivered pursuant to this Agreement, will constitute valid and binding obligations of the Company in accordance with their terms. The Conversion Stock and the Warrant Stock have been reserved for issuance based upon the initial Conversion Price and initial Warrant Exercise Price and when issued upon conversion or exercise thereof in accordance with the Articles of Incorporation and the terms of the Warrants will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens and encumbrances.
The certificates representing the Preferred Shares and Warrants to be delivered by the Company hereunder, and the certificates representing the Conversion Stock to be delivered upon the conversion of the Preferred Shares and Warrant Stock and the certificates representing the Warrant Stock to be delivered upon exercise of the Warrants, will be genuine, and the Company has no knowledge of any fact which would impair the validity thereof.

    3.9 Securities Laws. Based in part upon the representations and warranties contained in Section 4 hereof, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of the Transaction Agreements or the offer, issuance, sale or delivery of the Securities other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of this sale. The Company has not, directly or through an agent, offered the Securities, or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than the Investors and other accredited investors. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Preferred Shares, the issuance of the Warrants, the offer of the Conversion Stock and Warrant Stock will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.

    3.10 Patents and Other Intangible Rights. Except as otherwise set forth in Exhibit 3 hereto, the Company (a) owns or has the exclusive right to use, free and clear of all material liens, claims and restrictions, all of the right, title and interest in all patents, trademarks, service marks, trade names, copyrights, licenses, rights and other intellectual property necessary to conduct its business as currently being conducted or as proposed to be conducted, (b) is not obligated or under any liability to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, (c) owns or has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens or claims of others, and (d) is not using any confidential information or trade secrets of others. To the best of its knowledge, the Company is not, nor has it received actual notice that it is, infringing upon or otherwise acting adversely to any known right or claimed right of any person under or with respect to any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing. Each of the Company's employees have signed a proprietary information and inventions agreement in a form approved by the Company's Board of Directors.

    3.11 Outstanding Debt. The Company has no Indebtedness for Borrowed Money except as set forth in Exhibit 3 hereto. The Company is not in default in the payment of the principal of or interest or premium on any such Indebtedness for Borrowed Money, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such Indebtedness for Borrowed Money which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

    3.12 Corporate Acts and Proceedings. The Transaction Agreements and all transactions contemplated thereby have been duly authorized by all necessary corporate action on behalf of the Company. The Transaction Agreements have has been duly executed and delivered by authorized officers of the Company. All corporate action necessary to the authorization, creation, issuance and delivery of the Securities, has been taken on the part of the Company, or will be taken by the Company on or prior to the Closing Date. The Transaction Agreements are valid and binding agreements of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

    3.13 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against or upon the Company or any Investors for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold each of the Investors harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.

    3.14 Conflicts of Interest. Except as disclosed on Exhibit 3 hereto, no officer, director or stockholder of the Company or any affiliate (as such term is defined in Rule 405 under the Securities Act) of any such person has any direct or indirect interest (a) in any entity which does business with the Company, or (b) in any property, asset or right which is used by the Company in the conduct of its business or (c) in any contractual relationship with the Company other than as an employee.

    3.15 Licenses. The Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which (a) are necessary for it to engage in the business currently conducted by it and (b) if not possessed by the Company, would have a material adverse impact on the Company's business. The Company has no knowledge that would lead it to believe that it will not be able to obtain all material licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company proposes to conduct.

    3.16 Registration Rights. Except as disclosed on Exhibit 3 hereto or contemplated by this Agreement, the Company has not granted, and is not obligated to grant, any registration rights under the Securities Act relating to any of its authorized or outstanding securities, which registration rights are superior or preferential to those granted to the Investors pursuant to this Agreement.

    3.17 Retirement Plans. The Company does not have any retirement plan in which any employees of the Company participate that is subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and of the regulations adopted pursuant thereto ("ERISA").

    3.18 Application of Proceeds. The proceeds from the issue and sale of the Preferred Shares pursuant to this Agreement will be used to fund working capital and other general corporate purposes.

    3.19 Disclosure. The Company has not knowingly withheld from the Investors any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in the Transaction Agreements or in any certificate, schedule, statement, exhibit, annex or other document furnished or to be furnished to the Investors pursuant thereto or in connection with the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

4. Representations and Warranties of Investors. Unless specifically identified as a representation or warranty of Techne or Lucas, each Investor hereby severally, and not jointly, represents and warrants that:

    4.1 Investment Intent. The Securities being acquired by each Investor hereunder or that will be acquired upon conversion of the Preferred Shares or Warrant Stock or exercise of the Warrants are being or will be acquired, for such Investor's own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and that such Investor has no present intention of selling, granting, any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Each Investor understands that the Securities have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Company and others upon this exemption is predicated in part upon this representation and warranty. Each Investor further understands that the Securities may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

    4.2 Location of Principal Office/Residence and Qualification as Accredited Investor. Techne's principal office is located in the State of Minnesota. Lucas is a resident of the State of Minnesota. Each Investor qualifies as an accredited investor within the meaning of Rule 501 under the Securities Act. Techne also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock.

    4.3 Acts and Proceedings. Each Investor has full power and authority to enter into this Agreement. This Agreement has been duly authorized by all necessary corporate action on the part of Techne. This Agreement has been duly executed and delivered by each Investor and is a valid and binding agreement upon each Investor.

    4.4 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by such Investor, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

    4.5 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Preferred Shares and Warrants. Such Investor further represents that it/he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of each Investor to rely thereon.

    4.6 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself/himself, can bear the economic risk of its/his investment, and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of the investment in the Securities.

    4.7  Restricted Securities.  Such Investor understands that the
Securities it/he is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it/he is familiar with Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

    4.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4, and:

    (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

    (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

    4.9 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

    (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

    (b)  Any legend required by state securities laws.

5. Conditions of Investors' Obligation. The respective obligation to purchase and pay for the Preferred Shares which each Investor has agreed to purchase on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions:

    5.1 Representations and Warranties. The representations and warranties of the Company under this Agreement shall be true in all material respects as of each Closing Date with the same effect as though made on and as of each Closing Date.

    5.2 Compliance with Agreement. The Company shall have performed and complied with all agreements, covenants and conditions required by this Agreement and by the Research and License Agreement attached hereto as Exhibit 6 to be performed and complied with by it prior to or as of the Closing Date.

    5.3 Certificate of Officers. The Company shall have delivered to the Investor a certificate, dated as of the Closing Date, executed by the senior executive officer and the senior financial officer of the Company and certifying to the satisfaction of the conditions specified in this Section 5.

    5.4 Opinion of Company's Counsel. On the Closing Date coincident with the date of this Agreement only, the Company shall have delivered to the Investors an opinion of Moss & Barnett, counsel for the Company, dated the Closing Date, to the effect that:

    (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota; has the corporate power and authority to enter into the Transaction Agreements, to issue and sell the Securities as contemplated by the Transaction Agreements, and to carry out the provisions of the Transaction Agreements; has the corporate power and authority to own and hold its properties owned and leased and to carry on the business in which it is engaged; and has not failed to qualify to do business as a foreign corporation in good standing in any state or jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification necessary and failure to be so qualified would have a material adverse effect upon the Company.

    (b) The Transaction Agreements have been duly authorized, executed and delivered by the Company, and constitute legal, valid and binding agreements of the Company enforceable in accordance with their respective terms.

    (c)  The Statement of Designation, in the form set forth in
Exhibit 1C hereto, have been duly adopted by all necessary corporate action, and have been duly filed with the Secretary of State of the State of Minnesota (no other or additional filing or recording being necessary in order for the holders of the Preferred Shares to obtain the rights and privileges of the Preferred Shares provided in the Articles of Incorporation).

    (d) The Company is authorized by its Articles of Incorporation to issue 75,000,000 shares of Common Stock, 3,200,000 shares of Series A Preferred Stock and 21,800,000 undesignated shares. Other than the Series A Preferred Stock to be issued pursuant to this Agreement, there are no shares of Series A Preferred Stock issued and outstanding. There are 2,293,300 shares of Common Stock duly issued and outstanding, all of which are, to our knowledge, fully paid and nonassessable. The issuance and sale of such outstanding shares of Common Stock were exempt from registration under the Securities Act and such shares were issued in conformity with the permit or qualification requirements of all applicable state securities laws. Except for such preferred shares and such common shares, the Company has no other authorized or outstanding series or class of capital stock. Except for (i) the conversion privileges of the Series A Preferred Stock, (ii) the Warrants and the 1,600,000 shares of Series A Preferred Stock reserved for issuance pursuant to the exercise of the Warrants to be issued pursuant to this Agreement and (iii) 600,000 shares of Common Stock reserved for issuance pursuant to the Company's 2001 Equity Incentive Plan there are no preemptive rights or, to our knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any of the Company's equity securities. To the knowledge of such counsel, except as set forth on Exhibit 3 hereto, there are no agreements or understandings on the part of the Company with respect to the registration of any securities of the Company under the Securities Act, other than those granted under this Agreement, and there are no obligations on the part of the Company to purchase or redeem any outstanding shares of capital stock of the Company.

    (e) The respective rights, privileges, restrictions and preferences of the Series A Preferred Stock are as stated in the Statement of Designation.

    (f) The Preferred Shares to be purchased at the Closing have been duly authorized and, upon payment for and delivery of such securities in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The certificates for the Preferred Shares when issued, will be in valid and sufficient form, and the Preferred Shares are entitled to the benefits of this Agreement applicable thereto. The Conversion Stock has been duly authorized and reserved for issuance upon conversion of the Series A Preferred Stock and when issued upon such conversion in accordance with the terms and conditions of the Statement of Designation, the Conversion Stock will be duly authorized and issued and will be fully paid and nonassessable.

    (g) The Warrants have been duly authorized and, when issued in accordance with the terms and conditions of this Agreement, will be duly authorized and issued. The Warrant Stock has been duly authorized and reserved for issuance upon exercise of the Warrants and when issued upon such exercise in accordance with the terms and conditions of the Warrants and those of this Agreement, the Warrant Stock will be duly authorized and issued and will be fully paid and nonassessable.

    (h) All corporate proceedings required by law or by the provisions of the Transaction Agreements to be taken by the Board of Directors and the stockholders of the Company on or prior to the Closing Date in connection with the execution and delivery of the Transaction Agreement, the offer, issuance and sale of the Securities, and in connection with the consummation of the transactions contemplated by the Transaction Agreements, have been duly and validly taken.

    (i) All consents, approvals, permits, orders or authorizations of, and all qualifications, registrations, designations or declarations with, any federal or Minnesota corporate authority on the part of the Company required in connection with the execution and delivery of the Transaction Agreements and consummation of the transactions contemplated thereby have been obtained, and are effective, and we are not aware of any proceedings, or written threat of any proceedings, that question the validity thereof.

    (j) The Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of, the Transaction Agreements do not violate any provision of any federal, or Minnesota corporate law, rule or regulation applicable to the Company or any provision of the Company's Articles of Incorporation or Bylaws and do not conflict with or constitute a default under the provisions of any judgment, writ, decree or order to which the Company is bound or any material agreement to which the Company is a party.

    (k) Assuming the accuracy of the representations of the Investors set forth in Section 4 hereof, the offer, sale, issuance and delivery of the Preferred Shares, the grant and issuance of the Warrants and the offer of the Conversion Stock and Warrant Stock to the Investors through conversion by it of the Preferred Shares or Warrant Stock or exercise by it of the Warrants under the circumstances contemplated by the Articles of Incorporation, the Warrants and this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act, and all registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful offer, sale, issuance and delivery of the Preferred Shares, the grant and issuance of the Warrants and the offer of the Conversion Stock and Warrant Stock shall have been obtained.

    (m) Such counsel has no knowledge of any litigation, proceeding or governmental investigation pending or threatened against the Company, its key management employees, properties or business which, if determined adversely to the Company, would have a material adverse effect upon the financial condition, operations, results of operations or business of the Company.

    5.5 Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Preferred Shares, the grant and issuance of the Warrants and the offer of the Conversion Stock and Warrant Stock shall have been obtained.

    5.6 Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Investors and their respective counsel.

    5.7 Co-Sale Agreement. The Company, Hackett, Ekker, McIvor and Largaespada shall have entered into a Co-Sale Agreement with the Investors substantially in the form of Exhibit 5 hereto.

    5.8 Research and License Agreement. R&D Systems and the Company shall have entered into a Research and License Agreement substantially in the form of Exhibit 6 hereto.

    5.9 Employment and Consulting Agreements. Hackett shall have entered into the Employment Agreement attached hereto as Exhibit 4A and each of Ekker, McIvor and Largaespada shall have entered into their respective Consulting Agreements attached hereto as Exhibit 4B.

6.  Affirmative Covenants.  The Company covenants and agrees that:

    6.1 Corporate Existence. The Company will maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof and of any governmental authority where failure to so comply would have a material adverse impact on the Company or its business or operations.

    6.2 Books of Account and Reserves. The Company will keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Commission and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company and its Subsidiaries as will satisfy the requirements of the Commission in effect at such time with respect to certificates and opinions of accountants.

    6.3 Furnishing of Financial Statements and Information. The Company will deliver to Investors:

         (a) as soon as practicable, but in any event within 30 days after the close of each month, unaudited balance sheets of the Company as of the end of such month, together with the related statements of operations for such month, setting forth the budgeted figures for such month prepared and submitted in connection with the Company's annual plan as required under
    Section 6.5 hereof and in comparative form figures for the corresponding month of the previous fiscal year, all in reasonable detail and certified by an authorized officer of the Company, subject to year-end adjustments;

         (b) as soon as practicable, but in any event within 90 days after the end of each fiscal year, a balance sheet of the Company, as of the end of such fiscal year, together with the related statements of operations, stockholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified independent public accountants selected by the Board of Directors of the Company, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

         (c) concurrently with the delivery of any financial statements referred to in paragraphs (a) and (b) of this Section 6.3, current schedules of Indebtedness for Borrowed Money and Senior Indebtedness together with a certificate of the President and the principal accounting officer of the Company to the effect that such schedules are accurate and correct and that there exists no condition or event which constitutes an event of default with respect to any indebtedness of the Company, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (d) within 90 days after the end of each fiscal year, written notice of the current Conversion Price and Warrant Exercise Price, including a brief statement indicating any adjustments reasonably anticipated;

         (e) promptly after the submission thereof to the Company, copies of all reports and recommendations submitted by independent public accountants in connection with any annual or interim audit of the accounts of the Company or any of its Subsidiaries made by such accountants;

         (f) promptly upon transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the Commission pursuant to any act administered by the Commission or furnished to stockholders of the Company or to any national securities exchange;

         (g) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company as is available to the Company and as from time to time the Investors may reasonably request;

         (h) promptly following the issuance of any Additional Shares of Common Stock or of any Convertible Securities, or any options, warrants or other rights to purchase Additional Shares of Common Stock or Convertible Securities written notice of the amount of securities so issued and the total consideration received therefor;

         (i) at least 20 days prior to the earlier of the holding of any meeting of the stockholders of the Company for the purpose of approving such action, written notice of the terms and conditions of such proposed merger, consolidation, plan of exchange, sale, transfer or other disposition;

         (j) within 15 days after the Company learns in writing of the commencement or threatened commencement of any material suit, legal or equitable, or of any claim or assertion that the Company or any of its products infringes on the patent rights or other intellectual property rights of any person or party, or of any material administrative, arbitration or other proceeding against the Company, any of its Subsidiaries or their respective businesses, assets or properties, written notice of the nature and extent of such suit or proceeding;

    The financial statements that the Company will deliver to the Investors in accordance with provisions of Section 6.3 hereof shall fairly present the financial condition and the results of operations, and as to audited statements, changes in stockholder's equity and cash flow of the Company as at the respective dates and for the periods referred to in such financial statements, all in accordance with GAAP, subject in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in previously delivered audited balance sheets); such financial statements will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

    6.4 Inspection. The Company will permit the Investors and any representatives of the Investors to visit and inspect at the respective Investor's expense any of the properties of the Company, including its books, records and material agreements (and to make photocopies thereof or make extracts therefrom), and to discuss its affairs, finances, and accounts with its officers, lawyers and accountants, all to such reasonable extent and at such reasonable times and intervals as such Investor may reasonably request. Except as otherwise required by applicable laws or regulations, the Investors shall maintain, and shall require its representatives to maintain, all information confidential to the Company obtained pursuant to Section 6.3 hereof, this Section 6.4 and Section 6.5 hereof on a confidential basis.

    6.5 Preparation and Approval of Budgets. At least one month prior to the beginning of each fiscal year of the Company, the Company shall prepare and submit to its Board of Directors, for its review and approval, an annual plan for such year, which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss projections itemized in such detail as the Board of Directors may reasonably request. Each annual plan shall be modified as often as is necessary in the judgment of the Board of Directors to reflect changes required as a result of operating results and other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan, and copies of each such modification shall be submitted to the Board of Directors. The Company will, simultaneously with the submission thereof to the Board of Directors, deliver a copy of each such annual plan and modification thereof to the Investors.

    6.6  Payment of Taxes and Maintenance of Properties.  The Company will:

         (a) pay and discharge promptly, or cause to be paid and discharged promptly when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its properties, as well as all material claims of any kind (including claims for labor, material and supplies) which, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed adequate by it with respect thereto; and

         (b) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs and renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; the Company will maintain or cause to be maintained back-up copies of all valuable papers and software.

    6.7 Insurance. The Company will obtain and maintain in force such property damage, public liability, business interruption, worker's compensation, indemnity bonds and other types of insurance as the Company's executive officers, after consultation with an accredited insurance broker, shall determine to be necessary or appropriate to protect the Company from the insurable hazards or risks associated with the conduct of the Company's business. The Company's executive officers shall periodically report to the Board of Directors on the status of such insurance coverage.

         All insurance shall be maintained in at least such amounts and to such extent as shall be determined to be reasonable by the Board of Directors; and all such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

    6.8 Directors' and Stockholders' Meetings. The holders of the Preferred Shares and the Conversion Stock issued upon voluntary conversion by the holders of the Preferred Shares shall have the right to elect three directors of the Company as set forth in the Statement of Designation. In addition, the holders of the Preferred Shares and the Conversion Stock issued upon voluntary conversion by the holders of Preferred Shares shall be entitled, as a class, to elect such additional directors so as to give such holders the right to elect, in the aggregate, sufficient directors to represent a majority by one of the directors in the event the Company records (i) a net loss in excess of $800,000 in fiscal 2001, (ii) a net loss in excess of $1,600,000 in fiscal 2002, (iii) a net loss in excess of $1,600,000 in fiscal 2003 and (iv) for each fiscal year thereafter, a net income that is less than 50% of the Board-approved budgeted net income for such year or a net loss. The right to such additional director as set forth in the preceding sentence shall continue until such time as the Company provides to the such holders audited financial statements for a subsequent fiscal year that demonstrate compliance with the applicable financial milestone (as set forth in the preceding sentence) for that year. The director election rights set forth in this paragraph shall continue until the completion of a Qualified Public Offering; provided, however, that upon the completion of a Qualified Public Offering, Techne or its affiliates shall continue to have a right to elect one director to the Company's Board of Directors for so long as Techne or its affiliates holds in the aggregate at least 50% of the Common Stock issued to Techne or its affiliates upon conversion of the Preferred Shares purchased by Techne pursuant to this Agreement.

    The Company shall reimburse the reasonable out-of-pocket expenses incurred by the directors designated and elected by the holders of Preferred Shares pursuant to the Statement of Designation in connection with the attending of meetings by their director designees or carrying out any other duties by such director designees that may be specified by the Board of Directors or any committee thereof, shall pay such director designees the same directors' fees paid to the other non-employee directors of the Company, and shall maintain as part of its Articles of Incorporation or Bylaws a provision for the indemnification of its directors to the full extent permitted by law.

    The Company agrees, as a general practice, to hold a meeting of its Board of Directors at least once every three months, and during each year to hold its annual meeting of stockholders on or approximately on the date provided in its Bylaws.

    6.9 Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the certificates representing any Securities, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such certificates, the Company will issue new certificates representing such Securities of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificates.

    6.10 Application of Proceeds. Unless otherwise approved by the Investors, the net proceeds received by the Company from the sale of the Preferred Shares shall be used for working capital purposes. Pending use of the proceeds in the business, they shall be deposited in a bank or banks having deposits of $150,000,000 or more, invested in money market mutual funds having assets of $500,000,000 or more, or invested in securities issued or guaranteed by the United States Government.

    6.11 Patents and Other Intangible Rights. The Company will apply for, or obtain assignments of, or licenses to use, all patents, trademarks, trademark rights, trade names, trade name rights and copyrights which in the opinion of a prudent and experienced businessperson operating in the industry in which the Company is operating are desirable or necessary for the conduct and protection of the business of the Company.

    6.12 Proprietary Information and Invention Agreements. The Company will require each of its officers, employees and consultants to enter into proprietary and invention assignment agreements with it in a form approved by the Company's Board of Directors.

    6.13 Rights to Purchase Additional Securities. If the Company should decide to issue and sell additional shares of any of its capital stock or any of its warrants, securities convertible into capital stock or other rights to subscribe for or to purchase any of its capital stock, other than (a) shares of Common Stock sold in a Public Offering, (b) the 600,000 shares of Common Stock issued or reserved for issuance pursuant to the Company's 2001 Equity Incentive Plan, and the grant of options to purchase such shares, (c) shares of Common Stock issued upon conversion of the Preferred Shares, and (d) shares of Series A Preferred Stock issued upon exercise of the Warrants and shares of Common Stock issuable upon conversion thereof (all such capital stock, warrants, options and other rights, other than securities referred to in (a), (b), (c) and (d) above, being hereinafter sometimes collectively referred to as "Additional Securities"), then the Company shall first offer to sell to each Investor, upon the same terms and conditions as the Company is proposing to issue and sell such Additional Securities to others, such Investor's pro rata share (as defined below) of such Additional Securities. Such offer shall be made by written notice given to such Investor and specifying therein the amount of the Additional Securities being offered, the purchase price and other terms of such offer. Such Investor shall have a period of 20 days from and after the date of receipt by it of such notice within which to accept such offer. If such Investor elects to accept such offer in whole or in part, such Investor shall so accept by written notice to the Company given within such 20-day period. If such Investor fails to accept such offer in whole or in part within such 20-day period, any of such Additional Securities not purchased by such Investor pursuant to such offer may be offered for sale to others by the Company for a period of 120 days from the last day of such 20-day period, but only on the same terms and conditions as set forth in the initial offer to such third-party purchaser, free and clear of the restrictions imposed by this
Section 6.13.

    For purposes of the previous paragraph, such Investor's "pro rata share" is the number of shares of Additional Securities (rounded to the nearest whole share) as is equal to the product of (a)(i) the number of shares of Common Stock issued, or issuable upon the exercise or conversion of rights, options, warrants or Convertible Securities, to such Investor immediately prior to the issuance of the Additional Securities being offered divided by (ii) the total number of shares of Common Stock issued, or issuable upon the exercise or conversion of outstanding rights, options, warrants or Convertible Securities, by the Company immediately prior to the issuance of the Additional Securities, multiplied by (b) the entire offering of Additional Securities.

    6.14 Waivers of Affirmative Covenants. Any provision of this Section 6 may be changed, waived, discharged or terminated with a statement in writing signed by the holders of a majority of the Purchased Stock.

7. Negative Covenants. The Company will be limited and restricted as follows:

    7.1 Future Registration Rights. Except for any registration expressly permitted by Section 8 hereof, the Company will not, without the prior approval of the Investors, agree with the holders of any securities issued or to be issued by the Company to register such securities under the Securities Act nor will it grant any incidental registration rights which are superior or preferred to those granted to the Investors by this Agreement.

    7.2 Other Restrictions. The Company will not without the prior written consent of the Investors, which consent shall not be unreasonably withheld:

         (a) authorize or issue any shares of preferred stock or other securities with preferences superior to or on parity with those of the Series A Preferred Stock issued to the Investors pursuant to this Agreement, or

         (b) enter into any agreement, grant any right or take any action which would impair or dilute the rights of Techne's subsidiary, Research & Diagnostic Systems, Inc., under the Research and License Agreement attached hereto as Exhibit 6.

    7.3 Waivers of Negative Covenants. Any provision of this Section 7 may be changed, waived, discharged or terminated with a statement in writing signed by the holders of a majority of the Purchased Stock.

8.  Registration Rights.

    8.1 Required Registration. If at any time after the earlier to occur of the fourth anniversary of the Closing Date or the date that is six-months after the closing of the Company's initial Public Offering, the Company shall receive a written request therefor from holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Preferred Shares or Warrant Stock (the "Registrable Shares"), the Company shall prepare and file a registration statement under the Securities Act covering the Registrable Shares, which are the subject of such request and shall use its best efforts to cause such registration statement to become effective. The Company shall be obligated to prepare, file and cause to become effective only two registration statements (other than on Form S-3 or any successor form promulgated by the Commission ("Form S-3")) pursuant to this Section 8.1, and to pay the expenses associated with such registration statements. Notwithstanding the foregoing, the holders of a majority of the Registrable Shares may require, pursuant to this Section 8.1, the Company to file, and to pay the expenses associated with, any number of registration statements on Form S-3, if such form is then available for use by the Company. In the event that holders of a majority of the Registrable Shares participating in the registration determine for any reason not to proceed with such registration at any time before a registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Registrable Shares covered thereby, and the holders of the Registrable Shares participating in such registration each agree to bear their own expenses incurred in connection therewith and to reimburse the Company, on a pro rata basis, for the expenses incurred by it attributable to the registration of such Registrable Shares, then such holders shall not be deemed to have exercised their right to require the Company to register Registrable Shares pursuant to this Section 8.1.

    If, at the time any written request for registration is received by the Company pursuant to this Section 8.1, the Company has determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders, such written request shall be deemed to have been given pursuant to Section 8.2 hereof rather than this Section 8.1, and the rights of the holders of Registrable Shares covered by such written request shall be governed by Section 8.2 hereof.

    Without the written consent of the holders of Registrable Shares, neither the Company nor any other holder of securities of the Company may include securities in a registration effected under this Section 8.1 if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Purchased Stock or require the exclusion of any portion of the Registrable Shares to be registered.

    8.2 Incidental Registration. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, Form S-8 or any other form that does not permit the inclusion of shares by its security holders), the Company will give written notice of its determination to the holders of Registrable Shares. Upon the written request of the holders of Registrable Shares given within 20 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all Registrable Shares, which have been requested by such holders to be registered to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by such holders to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it; provided, further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration if the holders of a majority of the Registrable Shares participating in the registration wish to proceed with a public offering of their Registrable Shares and will bear, on a pro rata basis, all expenses in excess of $100,000 incurred by the Company as the result of such registration after the Company has decided not to proceed. If any registration pursuant to this Section 8.2 shall be underwritten in whole or in part, the Company may require that the securities requested for inclusion by selling stockholders, including the holders of Registrable Shares, pursuant to this Section 8.2, be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If the total amount of securities, including Registrable Shares, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the managing underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. The securities so included to be apportioned pro rata among the selling stockholders, including the holders of Registrable Shares, according to the total amount of securities entitled to be included therein owned by each such selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders, but in no event shall the amount of Registrable Shares included in the offering be reduced below 20% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling stockholders, including the holders of Registrable Shares, may be excluded completely if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of the preceding sentence concerning apportionment, for any selling stockholder which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

    8.3 Registration Procedures. If and whenever the Company is required by the provisions of Section 8.1 or 8.2 hereof to effect the registration of shares of Registrable Shares under the Securities Act, the Company will:

         (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three months;

         (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed two years;

         (c) furnish to the holders of Registrable Shares participating in the registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

         (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the holders of Registrable Shares participating in the registration may reasonably request in writing within 30 days following the original filing of such registration statement;

         (e) notify the holders of Registrable Shares participating in the registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         (f) notify the holders of Registrable Shares participating in the registration promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

         (g) prepare and file with the Commission, promptly upon the request of the holders of a majority of the Registrable Shares participating in the registration, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Shares by such holder;

         (h) prepare and promptly file with the Commission and promptly notify the holders of Registrable Shares participating in the registration of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

         (i) advise the holders of Registrable Shares participating in the registration, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

         (j) not file any amendment or supplement to such registration statement or prospectus to which the holders of a majority of the Registrable Shares participating in the registration shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

         (k) at the request of the holders of Registrable Shares participating in the registration, furnish an opinion, dated as of the closing date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holders of Registrable Shares participating in the registration making such request, in form and substance as is customarily given to underwriters in an underwritten public offering.

    8.4 Expenses. With respect to each registration, including registrations pursuant to Form S-3, requested pursuant to Section 8.1 hereof (except as otherwise provided in such Section with respect to registrations voluntarily terminated at the request of the requesting security holders) and with respect to each inclusion of Registrable Shares in a registration statement pursuant to Section 8.2 hereof (except as otherwise provided in Section 8.2 with respect to registrations initiated by the Company but with respect to which the Company has determined not to proceed), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability (if any) arising out of such public offering. Fees and disbursements of counsel and accountants for the selling security holders, underwriting discounts and commissions and transfer taxes relating to the shares included in the offering by the selling security holders, and any other expenses incurred by the selling security holders not expressly included above, shall be borne by the selling security holders.

    8.5 Indemnification. In the event that any Registrable Shares are included in a registration statement under Section 8.1 or 8.2 hereof:

         (a) The Company will indemnify and hold harmless each holder of Registrable Shares, its respective directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse each such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (i) made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof or (ii) which was corrected by a supplement or amendment to the registration statement or prospectus filed with the Commission and provided to such holder prior to the event allegedly giving rise to the liability.

         (b) Each holder of Registrable Shares participating in the registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof.

         (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 8.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

    8.6  Transfer; Termination and Grant of Additional Registration Rights.

         (a) The rights to cause the Company to register securities granted to the Investors under this Section 8 may be transferred or assigned by the Investors to any transferee or assignee of the Purchased Stock, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of the Investors under this Section 8.

         (b)  The right of an Investor to register the Registrable
    Shares under Section 8 shall terminate on the earlier of: (a) the date on which such Investor's Registrable Shares are eligible for sale under Rule 144 and none of such Investor;s Registrable Shares are restricted from sale due to Rule 144 volume limitations or (c) the sale or other disposition by such Investor of all of such Investor's Registrable Shares.

         (c) The Company shall not, without the prior written consent of the Investors, grant additional registration rights that have a preference over the registration rights of the Investors under this
    Section 8.

         (d) Any provision of this Section 8 may be changed, waived, discharged or terminated with a statement in writing signed by the holders of a majority of the Registrable Shares.

9.  Miscellaneous.

    9.1 Operating Assistance. Techne may provide laboratory and administrative office space, access to equipment, accounting services and such other assistance as Techne may agree to provide. The terms of any such agreement shall be set forth in Schedule A hereto, which schedule may amended by the parties hereto from time to time. Such operating assistance shall be provided at Techne's cost, but in the case of space, such costs shall not exceed $10 per square foot.

    9.2 Termination of Certain Covenants. Unless another termination date is specifically provided for therein, the obligations of the Company under Sections 6 and 7 of this Agreement shall terminate upon the closing of a Qualified Public Offering except that the Techne shall continue to have a right to one director, as provided in Section 6.8.

    9.3  Changes, Waivers, etc.  Except as specifically provided in Sections
6, 7 and 8, this Agreement and any provision hereof may not be changed, waived, discharged or terminated orally without a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

    9.4 Payment of Fees and Expenses. The Company and each Investor will each pay its own expenses incurred in connection with entering into this Agreement. Payment of expenses related to disputes arising out of or related to this Agreement shall be determined in accordance with Section 9.8 below.

    9.5 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

         (a) if to Techne, 614 McKinley Place, N.E., Minneapolis, Minnesota 55413, Attention: Thomas E. Oland, President, with a copy to Melodie R. Rose, Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402 or

         (b) if to Lucas, 614 McKinley Place, N.E., Minneapolis, Minnesota 55413, with a copy to Melodie R. Rose, Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402 or

         (c) if to the Company, Attention: President, 1895 Rice Street, St. Paul, Minnesota 55112 or to such other address as the Company may specify by written notice to the Investors, with a copy to Janna Severance, Moss & Barnett, 4800 Wells Fargo Center, 90 S. 7th Street, Minneapolis, MN 55402. Such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.

    9.6 Survival of Representations and Warranties, etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by the Investors or on their behalf, and the sales and purchases of the Purchased Stock. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or contemplation of the transactions herein contemplated (other than legal opinions) shall constitute representations and warranties by the Company hereunder.

    9.7 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Purchased Stock.

    9.8 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

    9.9 Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement or the agreements referenced herein, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced in substantive areas similar to the issues under dispute for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the America Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement, but without submission of the dispute to such Association. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive of exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

	9.10	Choice of Law.  It is the intention of the parties that the laws of the State of Minnesota (other than its law with respect to conflicts of law)
shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

    9.11 Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



	IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          DISCOVERY GENOMICS, INC.



                                          By:__________________________

                                          Its:_________________________



                                          TECHNE CORPORATION



                                          By:_________________________
                                             Thomas E. Oland
                                             President and Chief Executive
                                             Officer



                                           ____________________________
                                           Roger Lucas